Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE APPOINTS ERIC BAUER AS
CHIEF OPERATING OFFICER

Secaucus, New Jersey – May 10, 2011 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced the appointment of Eric Bauer as Chief Operating Officer. He will report to Jane Elfers, President and Chief Executive Officer, and will be responsible for supply chain, planning and allocation, store operations, finance, information technology and real estate.

Mr. Bauer, 48, has more than 25 years of broad-based retail experience. Most recently, he spent eight years with The GAP, Inc., culminating in his appointment as Executive Vice President, Brand Operations - Chief Operating Officer, for GAP North America where he was responsible for finance, store operations, real estate, distribution, logistics, information technology and their Canadian operations. He previously served as Senior Vice President and Chief Financial Officer for Banana Republic. Prior to The GAP, he held the position of Executive Vice President, Administration and Chief Financial Officer, for Tickets.com. Mr. Bauer began his career as a credit analyst with Banque Arabe et Internationale D’Investissement and subsequently held positions of increasing responsibility with KPMG Peat Marwick, International Marketing Associates, Pepsico Corporation’s Taco Bell Division and Choice Hotels International. Mr. Bauer earned his BA degree from the University of California, and his MBA from Georgetown University.

“Eric brings a wealth of knowledge and proven operational expertise to The Children’s Place,” commented Jane Elfers. “His international background, coupled with hands-on experience leading finance, planning and allocation, store operations, real estate and information technology will be a tremendous asset. I look forward to partnering with him as we continue to pursue our key growth initiatives.”

About The Children’s Place Retail Stores, Inc.
The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture and sells fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place” brand name.  As of January 29, 2011, the Company operated 995 stores and an e-commerce site at www.childrensplace.com.

Forward Looking Statements
This press release may contain certain forward-looking statements. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 29, 2011. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by a further downturn in the economy or by other factors such as increases in the cost of gasoline, and the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Jane Singer, Vice President, Investor Relations, (201) 453-6955